UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021 (June 12, 2021)

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On June 12, 2021, Fisker Group Inc., a Delaware corporation (“Fisker”), a wholly-owned direct subsidiary of Fisker Inc. (the “Company”), entered into a Detailed Manufacturing Agreement (the “Agreement”) with Magna Steyr Fahrzeugtechnik AG & Co KG, a limited liability partnership established and existing under the laws of Austria (“Magna Steyr”), an affiliate of Magna International Inc. (“Magna”).

On October 14, 2020, Fisker and the Company (f/k/a Spartan Energy Acquisition Corp.) entered into a cooperation agreement with Magna setting forth certain terms for the development of a full electric vehicle (the “Cooperation Agreement”). The Cooperation Agreement set out the main terms and conditions of certain operational phase agreements (the “Operational Phase Agreements”) that extend from the Cooperation Agreement and other agreements with Magna that have been or are expected to be entered into by and between the Company and Magna (or its affiliates). On December 17, 2020, the Company announced that Fisker entered into (i) a non-exclusive car platform sharing agreement with Steyr USA LLC (an affiliate of Magna), and (ii) an initial contract manufacturing agreement with Magna (the “Initial CMA”), which were originally contemplated by the Cooperation Agreement. Upon entering into the Agreement, Magna met the second milestone to vest in 6,484,993 warrants underlying the Company’s Class A common stock pursuant to the terms of that warrant entered into between the parties in connection with the Cooperation Agreement.

The Agreement stipulates the terms and conditions under which Magna will manufacture and deliver electric vehicles to, and provide related services for, Fisker and supersedes the Initial CMA. Fisker and Magna intend to perform the work under the Agreement in four phases: (i) a planning, pre-serial phase, (ii) a launch phase, (iii) a serial production phase and (iv) a post-serial production phase. The Agreement continues until March 31, 2029, subject to rights of extension and earlier termination as set forth in the Agreement.

The foregoing summary of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Company issued a press release on June 17, 2021, announcing the Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Detailed Manufacturing Agreement effective June 12, 2021 by and between Fisker Group Inc. and Magna Steyr Fahrzeugtechnik AG & Co KG

99.1	Press Release dated June 17, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain portions of this Exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10). The schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2021	FISKER INC.

	By:	/s/ Dr. Geeta Gupta
Dr. Geeta Gupta
Chief Financial Officer and Chief Operating Officer

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